UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main, Suite 1500
Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration file number to which this form relates:	333-132868
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, Each Representing 1/40th Interest in a Share of Series C Non-Cumulative Perpetual Preferred Stock	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 9.50% Series C Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) of Zions Bancorporation (“Zions”). The descriptions set forth under the sections “Description of Depositary Shares” and “Description of Series C Preferred Stock” in the final prospectus supplement dated July 2, 2008, filed with the Securities and Exchange Commission on July 7, 2008, in connection with the automatic shelf registration statement on Form S-3 (Nos. 333-132868) of Zions (the “Registration Statement”), filed on March 31, 2006, are incorporated herein by reference. Any form of prospectus or prospectus supplement that includes such description that is subsequently filed by Zions as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits.

Exhibit Number	Description
3.1	Restated Articles of Incorporation of Registrant dated November 5, 1993, incorporated by reference to Exhibit 3.1 of Registrant’s Form S-4 filed on November 22, 1993 (File No. 033-52035).

3.2	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 001-12307).

3.3	Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Registrant’s Annual Report on form 10-K for the year ended December 31, 2003 (File No. 001-12307).

3.4	Articles of Amendment to Restated Articles of Incorporation of Registrant dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Registrant’s Form S-4 filed July 13, 2001 (File No. 333-65156).

3.5	Articles of Merger of The Stockmen’s Bancorp, Inc. with and into Zions Bancorporation, effective January 17, 2007, incorporated by reference to Exhibit 3.6 of Form 10-K for the year ended December 31, 2006 (File No. 001-12307).

3.6	Amended and Restated Bylaws of Zions Bancorporation dated May 4, 2007, incorporated by reference to Exhibit 3.2 of Form 8-K filed on May 9, 2007.

3.7, 4.1	Articles of Amendment of Registrant designating the Series C Preferred Stock, dated July 7, 2008, incorporated by reference to Exhibits 3.1 and 4.1 of the Registrant’s Current Report on Form 8-K dated July 2, 2008.

4.2	Form of Deposit Agreement dated June 25, 2008 among Registrant, Zions First National Bank, as depositary, and the holders from time to time of the Depositary Receipts described therein, incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated July 2, 2008.

4.3	Form of Depositary Receipt, included as part of Exhibit 4.2.

4.4	Form of certificate representing the Series C Preferred Stock, incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated July 2, 2008.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date: July 9, 2008	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President and General Counsel